                            POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Phillip S. Gillespie, Mitchell J. Lindauer and Kathleen T.
Ives each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a
Trustee/Director and/or Officer of Oppenheimer Absolute Return Fund,
Oppenheimer AMT-Free Municipals, Oppenheimer AMT-Free New York
Municipals, Oppenheimer Balanced Fund, Oppenheimer Baring China Fund,
Oppenheimer Baring Japan Fund, Oppenheimer Baring SMA International
Fund, Oppenheimer California Municipal Fund, Oppenheimer Capital
Appreciation Fund, Oppenheimer Developing Markets Fund, Oppenheimer
Discovery Fund, Oppenheimer Dividend Growth Fund, Oppenheimer Emerging
Growth Fund, Oppenheimer Emerging Technologies Fund, Oppenheimer
Enterprise Fund, Oppenheimer Global Fund, Oppenheimer Global
Opportunities Fund, Oppenheimer Global Value Fund, Oppenheimer Gold &
Special Minerals Fund, Oppenheimer Growth Fund, Oppenheimer
Institutional Money Market Fund, Oppenheimer International Diversified
Fund, Oppenheimer International Growth Fund, Oppenheimer International
Small Company Fund, Oppenheimer International Value Fund, Oppenheimer
Limited Term California Municipal Fund, Oppenheimer Money Market Fund,
Inc., Oppenheimer Multi-State Municipal Trust (on behalf of its series
Oppenheimer New Jersey Municipal Fund, Oppenheimer Pennsylvania
Municipal Fund and Oppenheimer Rochester National Municipals),
Oppenheimer Portfolio Series (on behalf of its series Active Allocation
Fund, Equity Investor Fund, Conservative Investor Fund and Moderate
Investor Fund), Oppenheimer Real Estate Fund, Oppenheimer Rochester
Arizona Municipal Fund, Oppenheimer Rochester Maryland Municipal Fund,
Oppenheimer Rochester Massachusetts Municipal Fund, Oppenheimer
Rochester Michigan Municipal Fund, Oppenheimer Rochester Minnesota
Municipal Fund, Oppenheimer Rochester North Carolina Municipal Fund,
Oppenheimer Rochester Ohio Municipal Fund, Oppenheimer Rochester
Virginia Municipal Fund, Oppenheimer Select Value Fund, Oppenheimer
Series Fund, Inc. (on behalf of its series Oppenheimer Value Fund),
Oppenheimer SMA Core Bond Fund, Oppenheimer SMA International Bond Fund,
Oppenheimer Transition 2010 Fund, Oppenheimer Transition 2015 Fund,
Oppenheimer Transition 2020 Fund, Oppenheimer Transition 2030 Fund,
Oppenheimer Tremont Market Neutral Fund LLC, Oppenheimer Tremont
Opportunity Fund LLC, OFI Tremont Core Strategies Hedge Fund, OFI
Tremont Market Neutral Hedge Fund and Oppenheimer U.S. Government Trust,
to sign on my behalf any and all Registration Statements (including any post-effective amendments to Registration Statements) under the
Securities Act of 1933, as amended, and the Investment Company Act of
1940, as amended, and any amendments and supplements thereto, and any proxy statements, Forms 3, 4 and 5, or other documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange
Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 16th day of August 2007.

/s/ David K. Downes                       /s/ John V. Murphy
David K. Downes                           John V. Murphy

/s/ Matthew P. Fink                       /s/ Russell S. Reynolds, Jr.
Matthew P. Fink                           Russell S. Reynolds, Jr.

/s/ Robert G. Galli                       /s/ Joseph M. Wikler
Robert G. Galli                           Joseph M. Wikler

/s/ Phillip A. Griffiths                  /s/ Peter I. Wold
Phillip A. Griffiths                      Peter I. Wold

/s/ Mary F. Miller                        /s/ Brian F. Wruble
Mary F. Miller                            Brian F. Wruble

/s/ Joel W. Motley                        /s/ Brian Wixted
Joel W. Motley                            Brian Wixted

Witness: /s/ Phillip S. Gillespie
         Phillip S. Gillespie, Assistant Secretary